UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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K—Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 5, 2012

To the Stockholders of

K•Swiss Inc.:

The Annual Meeting of Stockholders of K•Swiss Inc. (the “Company”) will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Tuesday, June 5, 2012 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

(1) For holders of Class A Common Stock to elect the two directors named in the accompanying Proxy Statement, and for holders of Class B Common Stock to elect the three directors named in the Proxy Statement, in each case to serve one-year terms ending at the 2013 Annual Meeting, or until their successors are elected and qualified.

(2) To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 9, 2012 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the prepaid envelope provided. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. Your vote at the Annual Meeting will serve to revoke your earlier dated proxy.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 20, 2012

K•SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 5, 2012

GENERAL INFORMATION ON THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 5, 2012

The Proxy Statement and accompanying Annual Report

to Stockholders are available at www.kswiss.com/customerservice/investor-relations.

This Proxy Statement is being mailed on or about April 20, 2012 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K•Swiss Inc., a Delaware corporation (“K•Swiss” or the “Company”), for use at the 2012 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which is to be held on Tuesday, June 5, 2012 at 10:00 a.m., Los Angeles time at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

The entire cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with preparing and mailing the proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s Common Stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on April 9, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. As of the Record Date, 27,561,304 shares of Class A Common Stock and 8,039,524 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the Annual Meeting. As of the Record Date, 2,421,617 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the Annual Meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company’s Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining three members of the Company’s Board of Directors. With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the outstanding shares of such class of the Company’s Common Stock is necessary to constitute a quorum. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes (described in more detail below) are considered present for quorum purposes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. If you do not provide instructions, your broker, bank or other holder of record has the discretion to vote only on “routine” matters, such as the ratification of the selection of independent registered public accounting firms. Due to recent changes to these rules, the election of directors at the Annual Meeting will not be considered a “routine” matter and, as a result, your broker will not have the discretion to vote on this matter at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

Further, if you do not provide your broker, bank or other holder of record with voting instructions on this matter, your shares may constitute broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Both abstentions and broker non-votes will have no effect on Proposal One. Abstentions will have the same effect as a negative vote on Proposal Two (because abstentions will be considered votes cast).

A stockholder giving a proxy may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, delivering a valid proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy. The Company will disclose the results of the Annual Meeting shortly hereafter, in accordance with the rules of the Securities and Exchange Commission.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, two (2) directors out of a total of five (5) are to be elected at the Annual Meeting by the holders of Class A Common Stock to serve one-year terms expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining three (3) directors are to be elected at the Annual Meeting by the holders of Class B Common Stock to serve one-year terms expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect Stephen Fine and Mark Louie as directors, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick and Lawrence Feldman as directors, in all cases to serve until the 2013 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxies may be voted for the election of other nominees as directors at the discretion of the person or persons acting pursuant to the proxies.

Director Qualifications

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Corporate Governance and Nominating Committee (“Governance Committee”) consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Governance Committee is responsible for developing and recommending membership criteria to the Board of Directors for approval. These criteria include, but are not limited to, independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. In evaluating director candidates (including incumbent directors) for the Board, the Governance Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors include past performance on the Board of Directors. While the Governance Committee does not have a formal policy with respect to diversity, it also considers the diversity of the Board when considering potential director nominees.

The Governance Committee annually evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. In identifying director candidates from time to time, the Governance Committee may establish additional specific skills and qualifications it believes the Company should seek in order to constitute a balanced and effective Board of Directors.

Information regarding the Company’s Class A and Class B director nominees appears below. This biographical information includes a discussion of the skills and qualifications that the Board of Directors has determined supports the director’s continued service on the Board of Directors. For a further description of the process undertaken by the Governance Committee in recommending qualified director candidates to the Board of Directors, see “Board of Directors Committees—Corporate Governance and Nominating Committee Report.”

Nominees for Election by Class A Common Stockholders at the 2012 Annual Meeting

Name	Age at December 31, 2011	Position with Company	Director Since
Stephen Fine	63	Director	2000	(1)
Mark Louie	55	Director	2003

Nominees for Election by Class B Common Stockholders at the 2012 Annual Meeting

Name	Age at December 31, 2011	Position with Company	Director Since
Steven Nichols	69	Chairman of the Board, Chief Executive Officer and President	1987
George Powlick	67	Vice President of Finance, Chief Administrative Officer, Chief Financial Officer, Secretary and Director	1990
Lawrence Feldman	69	Director	1987

(1)	Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Steven Nichols has been President, Chief Executive Officer and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice President—Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children’s shoes in the United States. From 1962 through 1979, Mr. Nichols was an officer of Nichols Foot Form Corp., which operated a chain of retail footwear stores in New York. Mr. Nichols’ qualifications to serve on the Board of Directors include his 49 years of experience in the footwear industry, including 25 years as the Company’s Chairman, President and Chief Executive Officer. This experience, comprehensive knowledge of the footwear industry and intimate knowledge of the Company’s challenges, opportunities and operations provide essential insight and guidance to the Board of Directors regarding the Company’s operations and the footwear industry in which it operates.

George Powlick has been Vice President of Finance, Chief Financial Officer and Secretary of the Company since January 1988, Director of the Company since 1990, Chief Operating Officer of the Company from September 2004 until January 2009, and Chief Administrative Officer since January 2009. Mr. Powlick is a certified public accountant and was an audit partner in the independent registered public accounting firm of Grant Thornton LLP from 1975 to 1987. Mr. Powlick’s qualifications to serve on the Board of Directors include his 24 years of experience at the Company, including a like number of years as the Company’s Chief Financial Officer and Secretary, as well as his 13 years as an audit partner at Grant Thornton LLP. Mr. Powlick’s experience with and extensive knowledge of accounting principles, financial reporting rules and regulations provides critical financial accounting and reporting knowledge to the Board of Directors. Additionally, Mr. Powlick’s 24 years at the Company provides the Board of Directors with extensive knowledge of the Company’s operations as well as insight on the Company’s challenges and opportunities.

Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and President of Loom & Weave, LLC, a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, Mr. Feldman was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer. Mr. Feldman’s qualifications to serve on the Board of Directors include his 39 years in the retail industry, from which he brings to the Board of Directors a broad perspective for understanding the Company’s industry. Mr. Feldman also has extensive leadership and management experience, including experience derived from his involvement as a director of various not-for-profit organizations.

Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation, a supplier of plastics products used in footwear, flooring and industrial applications, since 1985. From 1982 to 1985, Mr. Fine served as Executive Vice President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine was a Director of Maxwell Shoe Company Inc., a manufacturer of women’s casual and dress footwear from April 1994 to July 2004. Mr. Fine’s qualifications to serve on the Board of Directors include his 42 years of experience in the footwear business and his extensive leadership and management expertise, including membership on a number of finance and audit committees of non-public companies, as a director for various not-for-profit organizations and as a former director of Maxwell Shoe Company for over 10 years.

Mark Louie, a Director of the Company, is a general partner of the Mingly China Growth Fund, LP, a general partner of the Mingxin China Growth Fund II, LP and a director of the Govtor Mingly Growth Venture Capital Company Ltd.; these funds invest in primarily private companies in the Greater China Area. From April 2006 to February 2012, Mr. Louie was a Managing Director of C. M. Capital Corporation, an Advisor to a Hong Kong based family with investments in the U.S. and throughout the world. Mr. Louie has been a Managing Member and Chief Financial Officer of TechFund Europe Management, LLC and affiliated entities (“TechFund”), an early stage venture capital investor, since February 2000. Beginning in February 2004, Mr. Louie provided financial consulting services to various businesses and companies, affiliated with or independent of C. M. Capital Corporation or TechFund. Mr. Louie is also a member of the Advisory Board of Legato Capital Management, an investment management firm, and a director of Winery Exchange, Inc., a privately held company. From 1983 to 2000, Mr. Louie was a Vice President in the Investment Banking Division of Goldman Sachs Group, Inc. Mr. Louie’s qualifications to serve on the Board of Directors include his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

Board Leadership

Mr. Steven Nichols currently serves as both Chairman of the Board and Chief Executive Officer. Combining these roles provides Mr. Nichols with primary responsibility for managing the Company’s business under the oversight and review of the Board of Directors. The Board of Directors believes this approach is most appropriate for the Company because it provides the Chief Executive Officer with primary responsibility for implementing the Company’s strategy, directing the work of other officers and leading the implementation of the Company’s Board approved strategic plans. This structure also results in a single leader being directly accountable to the Company’s Board, and through the Board to its stockholders, and enables the Chief Executive Officer to act as the key link between the Board and other members of management. The Board also believes this structure is appropriate for the Company as the Chief Executive Officer is the person most knowledgeable about the Company and its business and is therefore in the best possible position to provide guidance for productive Board meetings. Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, in May 2010 the Board appointed Mr. Feldman as Lead Independent Director. The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present, and at all executive sessions of the independent directors.

Executive Sessions of Independent Directors

During fiscal year 2011, the Company’s independent directors met regularly in executive sessions outside the presence of management and intend to do so in fiscal year 2012 as well. Such executive sessions are generally held in conjunction with each regularly scheduled meeting of the Board of Directors. As described above, in May 2010, the Board of Directors appointed Mr. Feldman to preside as Lead Independent Director of these executive sessions, subject to Mr. Feldman being elected as a director by the stockholders. The independent directors have discussed the issue of executive management succession planning. Communications to the independent directors may be sent to independent directors c/o Secretary, K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

The Board’s Role in Risk Oversight

The full Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The full Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. During this time, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic and compensation risks. In addition to discussing risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company’s Code of Ethics and related corporate policies. The Compensation and Stock Option Committee (“Compensation Committee”) periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. Finally, the Governance Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

The Company believes that its leadership structure, as discussed above, supports the risk oversight function of the Board as the use of a combined Chairman and Chief Executive Officer provides open communication between management and the Board and allows all directors to be actively involved in the risk oversight function of the Board.

Independence of the Board of Directors

The Board of Directors has determined that a majority of the Board of Directors, as currently constituted and proposed to be constituted immediately following the Annual Meeting, are “independent” in accordance with the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors.

The Board of Directors has adopted the following independence standards which comply with the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market. Under these standards of independence, an independent director is a person other than an executive officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; provided that a director will not be considered independent if he or she:

•	is, or at any time during the past three years was, employed by the Company or any of its subsidiaries;

•

has accepted, or has an immediate family member that has accepted, compensation from the Company or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the past three years preceding the determination of independence, other than the following:

(i)	compensation for service on the Board of Directors or any committee of the Board of Directors;

(ii)	compensation paid to a member of the director’s immediate family who is an employee (other than an executive officer) of the Company or any of its subsidiaries; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

•	is an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•

is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

is, or whose immediate family member is, an executive officer of another entity where at any time during the last three years any of the Company’s executive officers served on the compensation committee of such entity; and

•

is, or whose immediate family member is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

The Board does not consider donations that do not exceed an aggregate of $100,000 in any twelve consecutive months, made by the Company or the 324 Foundation to a charitable organization in which a director (or an immediate family member thereof) is an employee or member of the board of directors, to interfere with the exercise of that director’s independent judgment.

For purposes of the standards set forth above, “immediate family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

Additionally, members of the Audit Committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

The Company or the 324 Foundation may from time to time make charitable donations of the type described in the independence standards set forth above.

The Board of Directors has determined that Messrs. Lawrence Feldman, Stephen Fine and Mark Louie are “independent” under these standards.

Stock Ownership and Corporate Governance Guidelines

Pursuant to a recommendation of the Governance Committee in 2005, the full Board of Directors adopted a non-binding stock ownership guideline for directors, recommending that each non-employee director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for that fiscal year. The Board of Directors encourages each director to meet this guideline within the noted timeframe. At December 31, 2011, none of the non-employee directors met this recommended guideline as a result of a significant decline in the Company’s Class A Common Stock price.

Prior to accepting any other assignment on the board of directors of a for-profit entity, members of the Board of Directors must seek and receive approval from the Governance Committee. Additionally, the Governance Committee continues to review and evaluate potential enhancements to the Company’s corporate governance philosophy and structure, including the adoption of corporate governance guidelines.

Meetings of the Board of Directors and Committees

The Board of Directors held seven formal meetings during fiscal year 2011 and took action on one matter by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and the Board Committees of which he was a member. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended the annual meeting of stockholders.

The Board of Directors has the following standing committees: the Compensation Committee, the Audit Committee and the Governance Committee.

Compensation and Stock Option Committee

The Compensation Committee is currently composed of Messrs. Feldman, Fine (Chairman) and Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors. This Committee met six times during fiscal year 2011.

The Compensation Committee’s purpose is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and produce the annual report on executive compensation for inclusion in the Company’s proxy statement. The duties and responsibilities of the Compensation Committee, which are set forth in detail in its charter, include, among other duties, the responsibility to:

•

administer and make recommendations to the Board of Directors with respect to the Company’s incentive-based compensation and equity-based compensation plans, including the directors’ compensation plans;

•

review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•

oversee the Company’s overall compensation structure, policies and programs with respect to the executive officers (other than the Chief Executive Officer) disclosed in the Summary Compensation Table in each year’s proxy statement, including this Proxy Statement, and assess whether that compensation structure establishes appropriate incentives for such executive officers; and

•	perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board of Directors or the Compensation Committee deems appropriate.

In overseeing these plans, the Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Chief Executive Officer and Chief Financial Officer are active in setting compensation packages. See discussion in “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of director, Chief Executive Officer or senior executive compensation, and to approve the consultant’s fees and other retention terms. In fiscal year 2011, the Compensation Committee did not retain any such compensation consultants.

During fiscal year 2011, the Compensation Committee assessed the risks, if any, arising from the Company’s compensation policies and practices for its employees. In performing its risk assessment, the Compensation Committee considered the following:

•

the fixed (or salary) portion of compensation is designed to provide steady income regardless of Company performance so that executives do not feel pressured to focus exclusively on Company performance to the detriment of other performance indicators or long-term goals;

•

the variable (Economic Value Added (“EVA”) awards) portion of compensation is designed to reward both short-term and long-term corporate performance. For short-term performance, the EVA awards are based on increases in economic profit (as discussed in “Executive Compensation—Compensation Discussion and Analysis—EVA Incentive Program”) and capped where the remainder is set aside for potential future payout. For long-term performance, EVA awards may be paid out in a down year, thus extending the time horizon forward when making business decisions; and

•

the variable (equity) portion of compensation is designed to reward long-term corporate performance. Stock option awards generally vest over a three to five year period and are valuable if the Company’s stock price increases with time.

The Compensation Committee charter is available on K•Swiss’ website at www.kswiss.com.

Audit Committee

The Audit Committee is currently composed of Messrs. Feldman (Chairman), Fine and Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors and also meet the requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Louie qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee charter is available on K•Swiss’ website at www.kswiss.com. This committee met eight times during fiscal year 2011.

Corporate Governance and Nominating Committee

The Governance Committee is currently composed of Messrs. Feldman (Chairman), Fine and Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors. The Governance Committee charter is available on K•Swiss’ website at www.kswiss.com. This committee met once during fiscal year 2011.

Committee Membership After Annual Meeting

After the election of the Board of Directors at the Annual Meeting, the Board intends to continue with its current committee membership which is comprised solely of independent directors.

Annual Evaluations and Director Education

Pursuant to the terms of their charters, each of the Compensation, Audit and Governance Committees evaluate their respective performance and assess the adequacy of their respective charters annually. Additionally, the Company’s policy is to provide an orientation process for new directors, including a review of background material on the Company, meetings with senior management and a briefing on key issues facing the Company.

Communications with the Board of Directors

Any stockholder interested in communicating with members of the Board of Directors, any of its committees, the independent directors as a group or the Board of Directors as a whole, may send written communications to the Board of Directors or any of the directors to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Vote Required and Board Recommendation

The vote of a plurality of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a plurality of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the three directors to be elected by the holders of Class B Common Stock. The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The appointment of the Company’s independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors. Grant Thornton LLP has been selected as the Company’s independent registered public accounting firm by the Audit Committee for fiscal year 2012. In making this selection, the Audit Committee reviewed the audit scope and estimated audit fees for the coming year, as well as the professional services described below and the possible effect of such services on the independence of the firm.

The Company is asking its stockholders to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Grant Thornton LLP to the Company’s stockholders for ratification because the Company values its stockholders’ views on its independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company’s stockholders fail to ratify this selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Grant Thornton LLP was the Company’s independent registered public accounting firm for fiscal year 2011. During fiscal year 2011, the Company also engaged Grant Thornton LLP to render certain non-audit professional services involving general consultations, as further described below.

Each professional service performed by Grant Thornton LLP during fiscal year 2011 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its independent registered public accounting firm’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the Securities and Exchange Commission. Representatives of Grant Thornton LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Grant Thornton LLP. Specifically, the Audit Committee has pre-approved the use of Grant Thornton LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain international corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Grant Thornton LLP. These limits and amounts are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee has designated the Company’s Corporate Controller to monitor the performance of all services provided by the independent registered public accounting firm, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures and to report to the Audit Committee on a periodic basis on the results of its monitoring. All audit, audit-related, tax and other non-audit services described below were pre-approved pursuant to this policy.

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the Company’s stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s financial statements for the years ended December 31, 2011 and 2010. The following table sets forth fees for services Grant Thornton LLP provided during the years ended December 31, 2011 and 2010:

	2011	2010
Audit fees (1)	$593,200	$775,400
Audit-related fees (2)	34,300	15,000
Tax fees (3)	6,500	6,500
All other fees (4)	—	—

Total	$634,000	$796,900

(1)

Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally and Sarbanes-Oxley internal control attestation.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm that are not included in Audit fees.

(3)	Represents fees for tax compliance.

(4)	Represents fees for all other services.

Vote Required and Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal. If the Company’s stockholders reject the nomination, the Audit Committee will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of April 9, 2012 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the named executive officers (as defined in the “Fiscal Years 2009, 2010 and 2011 Summary Compensation Table” included in the “Compensation Discussion and Analysis” section below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group. Except as otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Class A			Class B
Name or Identity of Group and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors, nominees and named executive officers:
Steven Nichols	218,294	(4)	0.8%	7,452,162	(5)	92.7%
George Powlick	382,136	(6)	1.4	—		—
Lawrence Feldman	26,227	(7)	0.1	391,132	(8)	4.9
Stephen Fine	39,667	(9)	0.1	—		—
Mark Louie	29,167	(10)	0.1	—		—
Lee Green	20,167	(11)	0.1	—		—
David Nichols	332,000	(12)	1.2	63,240	(13)	0.8
Brian Sullivan	40,734	(14)	0.1	—		—
All Directors and Officers as a Group (10 persons)	1,147,728		4.0	7,906,534		98.3
Other Principal Stockholders:
Nichols Family Trust	90,200	(15)	0.3	7,388,930	(15)	91.9
FMR LLC	3,320,200	(16)	12.0	—		—
82 Devonshire Street Boston, MA 02109
BlackRock Inc.	2,237,359	(17)	8.1	—		—
40 East 52nd Street New York, NY 10022
Royce & Associates, LLC	2,032,225	(18)	7.4	—		—
745 Fifth Avenue New York, NY 10151
George S. Loening	1,915,609	(19)	7.0	—		—
380 Lafayette Street, 6th Floor New York, NY 10003
Capital World Investors	1,750,000	(20)	6.3	—		—
333 South Hope Street Los Angeles, CA 90071
Wallace Capital Management, Inc.	1,444,848	(21)	5.2	—		—
100 Crescent Court, Suite 1190 Dallas, TX 75201
The Vanguard Group, Inc.	1,400,312	(22)	5.1	—		—
100 Vanguard Boulevard Malvern, PA 19355

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)

If shares of Class B Common Stock are owned by the named person or group, the number of shares reflected in this column excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

(3)

Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (27,561,304) and on the total number of shares of Class B Common Stock outstanding (8,039,524) as of April 9, 2012, respectively, plus, where applicable, shares issuable to the person or entity being reported upon the exercise of options within sixty days after April 9, 2012. Percentages do not include 2,421,617 shares of Class A Common Stock held by the Company as treasury shares as of April 9, 2012.

(4)

Consists of 90,200 shares of Class A Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee, 1,427 shares of Class A Common Stock, which are held by a charitable foundation, of which Steven Nichols is a co-trustee and options to acquire 126,667 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012. Steven Nichols in his capacity as co-trustee of the Nichols Family Trust and the charitable foundation, exercises sole power to vote and dispose of shares held by the Nichols Family Trust and the charitable foundation. The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

(5)

Consists of 63,232 shares of Class B Common Stock, which are held by a trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,388,930 shares of Class B Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee. Steven Nichols in his capacity as co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

(6)	Includes options to acquire 185,000 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(7)	Includes options to acquire 19,667 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(8)

Consists of 243,504 shares of Class B Common Stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are co-trustees, and 147,628 shares of Class B Common Stock, which are held by a trust, of which Lawrence Feldman and his wife are co-trustees, for the benefit of an unrelated individual. As co-trustees of these trusts, Lawrence Feldman and his wife share voting and investment power with respect to the shares held by the trusts.

(9)	Includes options to acquire 19,667 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(10)

Includes options to acquire 19,667 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012. Some or all of the shares of Class A Common Stock held by Mr. Louie may be included in a margin account.

(11)	Consists of options to acquire 20,167 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(12)	Consists of options to acquire 332,000 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(13)

Such shares are held by a trust, of which David Nichols is the trustee, for the benefit of a related individual. As trustee of the trust, David Nichols has sole voting and investment power with respect to the shares held by the trust.

(14)	Includes options to acquire 19,334 shares of Class A Common Stock, which options are exercisable within sixty days after April 9, 2012.

(15)

Steven Nichols as co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares are also shown as beneficially owned by Mr. Nichols.

(16)

Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 14, 2012. According to the information contained in the Schedule 13G filing, as amended, FMR LLC has the sole power to vote or direct the vote with respect to 810,200 shares of the Company’s Class A Common Stock and the sole power to dispose or direct the disposition of 3,320,200 shares of the Company’s Class A Common Stock.

(17)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 10, 2012.

(18)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 13, 2012.

(19)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012.

(20)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012.

(21)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012.

(22)

Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012. According to the information contained in the Schedule 13G filing, The Vanguard Group, Inc. has (a) sole power to vote or direct the vote with respect to 38,626 shares of the Company’s Class A Common Stock, (b) sole power to dispose of or direct the disposition of 1,361,686 shares of the Company’s Class A Common Stock and (c) shared power to dispose of or direct the disposition of 38,626 shares of the Company’s Class A Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy

The Company operates in an industry that is highly competitive. There are several footwear marketers, including companies that are larger and have substantially greater resources (financial and otherwise) than the Company, with whom the Company competes for executive talent. The personnel the Company strives to attract, retain and motivate are often in high demand among these footwear companies and other branded consumer goods companies, and have competing employment opportunities. As a result, the Company must offer attractive compensation packages to new employees as well as offer incentives to motivate and retain existing employees.

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate executive management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consists of a base salary, an annual bonus program directly linked to individual and overall Company performance and stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests. Other elements of executive compensation include participation in broad-based welfare benefit programs and certain limited perquisites. The Company has no agreements with its named executive officers that require payments to be made upon a change-in-control of the Company, and, with the exception of the Company’s employment agreement with the Chief Executive Officer, the Company has no agreements or other arrangements with its named executive officers that require payments to be made upon a termination of a named executive officer’s employment with the Company for any reason.

The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s named executive officers listed in the Summary Compensation Table on page 16 of this Proxy Statement. The Compensation Committee administers the Company’s incentive-based compensation and equity-based compensation plans, reviews and approves corporate goals and objectives relevant to the Company’s compensation of the Chief Executive Officer and the other named executive officers, evaluates their performance in light of these goals and objectives, and sets their compensation levels and the size and vesting period of stock-based awards based on this evaluation.

The Compensation Committee is also responsible for approving stock option and other stock incentive awards, reviewing and approving the design of other benefit plans and reviewing and recommending employment and severance agreements, including change-in-control provisions, plans or agreements for all executive officers.

In early 2009, the Company curtailed its annual salary adjustment to all employees, with certain exceptions due to reasons such as, but not limited to, increased job responsibilities, and in late 2009, substantially reduced bonuses for all employees in an effort to limit expenses. In light of the continued worldwide economic downturn and the Company’s 2009 through 2011 operating losses and its most recent business forecast, the Company has further reduced bonuses for all employees and curtailed its 2012 annual salary adjustment for most salaried employees, including the named executive officers. In addition, the named executive officers have not earned any bonuses under the Company’s EVA Incentive Program over the past three years as performance targets were not met in fiscal years 2011, 2010 and 2009.

Base Salary

The salaries of the Company’s named executive officers were established at the outset of each named executive officers’ employment with the Company by considering the salaries of similar executives of comparably-sized companies both within and outside the industry in which the Company operated at that time. This market information regarding salaries generally has been provided to the Company on a case-by-case basis by executive search firms that the Company retains when hiring new executive officers; the last such review took place in 2003. The Compensation Committee does not benchmark salaries on an annual basis.

The base salary of the Chief Financial Officer is reviewed annually by the Chief Executive Officer, while base salaries of the other named executive officers are reviewed annually by the Chief Executive Officer and Chief Financial Officer. While increases to base salaries may be approved on the basis of, among other attributes, the individual’s past performance and future potential, in general, increases made to base salaries are a cost of living increase. The reason for limiting increases in base salaries to cost of living adjustments is to emphasize incentive-based compensation over base salaries and thereby continually motivate the Company’s named executive officers. None of the named executive officers received a salary increase in fiscal year 2011 as a result of the corporate mandate to freeze salaries in the Company’s efforts to limit expenses. In addition, effective October 1, 2011, Messrs. S. Nichols, D. Nichols and Powlick voluntarily decreased their base salaries by 10% in order to further enhance the Company’s additional efforts to limit expenses.

In December 2010, the Board of Directors approved a five year employment agreement with Mr. S. Nichols commencing January 1, 2011 and ending December 31, 2015 (the “Employment Agreement”). Under the Employment Agreement, Mr. S. Nichols is entitled to receive annual cost of living increases each year commencing in 2012. As noted above, Mr. S. Nichols did not receive a salary increase in 2011 (as compared to 2010) and voluntarily reduced his fiscal year 2011 salary by 10% as of October 1, 2011.

EVA Incentive Program

The Company maintains the EVA Incentive Program, which rewards participants for increases in Economic Profit generated from one year to the next. Economic Profit is the Company’s net operating profit after taxes minus a charge for operating capital. Participants in the EVA Incentive Program are individuals who most influence the Company’s strategic direction, long-term growth and profitability. All named executive officers participate in the EVA Incentive Program. The objectives of the EVA Incentive Program are:

•	To link the creation of stockholder value with individual and group goals;

•	To recognize and reward individual performance based on absolute and relative contributions; and

•	To provide an award opportunity as part of a competitive total compensation program to enable the Company to attract, retain and motivate its named executive officers.

The Compensation Committee believes that Economic Profit represents a key financial indicator of stockholder value and is an appropriate measure of the Company’s financial performance as it recognizes and motivates individual performance and promotes long-term strategic planning for the Company’s future. The EVA Incentive Program is a formula driven incentive plan that is based on two factors which have been approved by the Compensation Committee:

(1)

A Target Bonus, which is a percentage of the named executive officer’s base salary (the percentages for the named executive officers are as follows: Steven Nichols—60%, Lee Green—20%, David Nichols—40%, George Powlick—50% and Brian Sullivan—30%. The Target Bonus percentage for each named executive officer was determined by the Compensation Committee based upon a number of factors, including each named executive officer’s position, job responsibilities and ability to impact the Company’s performance. The Target Bonus amounts for fiscal year 2011 are set forth on page 17 of this Proxy Statement); and

(2)

A Financial Performance Factor, that corresponds to increases or decreases in Economic Profit; this financial performance factor can be positive or negative and determines whether and to what extent each named executive officer will receive their Target Bonus. The Financial Performance Factor is based on the following two criteria:

a.

EVA Improvement—is the measure used to determine a return on investment. It is the difference between the prior year’s Economic Profit and the current year’s Economic Profit minus the EVA Improvement Target for the year (for fiscal year 2011, the EVA Improvement Target for Messrs. S. Nichols, Green, D. Nichols and Powlick was $2,500,000 and for Mr. Sullivan was $1,500,000) (see discussion below as to the determination of the EVA Improvement Target); and

b.

EVA Interval—establishes the extent to which the participant will be rewarded or penalized if actual performance is better or worse (for fiscal year 2011, the EVA Interval for Messrs. S. Nichols, Green, D. Nichols, Powlick and Sullivan was $4,000,000) (see discussion below as to the determination of the EVA Interval).

The EVA Interval is divided into the Excess (Deficit) EVA Improvement, which is the Performance Multiple. The Performance Multiple plus one (1) is the Financial Performance Factor.

The Target Bonus multiplied by the Financial Performance Factor determines the Bonus Declaration. Each year, the Bonus Declaration, which may be positive or negative, is placed in a notional account called the EVA Bank from which the EVA Award is made to the named executive officers. The EVA Bank:

•	Links cumulative pay to cumulative performance by reserving a portion of negative or exceptionally positive Bonus Declarations;

•	Consistently extends the named executive officer’s time horizon forward when making business decisions; and

•	Counterbalances the ups and downs of the business cycle.

The annual EVA Award payment to each participant is equal to the participant’s EVA Bank balance, if the EVA Bank balance is less than or equal to the participant’s Target Bonus. If the EVA Bank balance is greater than the Target Bonus, the bonus payment will equal the Target Bonus plus one third of any excess EVA Bank balance after the payment of the Target Bonus, limited to an additional amount equal to one times the Target Bonus. Therefore, the maximum bonus payment in any given year to any participant is limited to two times their Target Bonus. In addition, a participant may not be paid more than $2,000,000 under the EVA Incentive Program in any given year. Any remaining EVA Bank balances are carried forward to the next year and are subject to forfeiture if the named executive officer leaves the Company or reduction if there are decreases in subsequent years’ Economic Profit. The EVA Incentive Program is designed with the intention that amounts paid under it will qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. Adjustments to the EVA Improvement Target and EVA Interval may be made from time to time as determined appropriate by the Compensation Committee. To date, the EVA Improvement Target and EVA Interval have not been adjusted from the levels set in 2005, despite the economic downturn and other macroeconomic issues affecting operating performance.

For fiscal years 2009, 2010 and 2011, each participating named executive officer’s Bonus Declaration was either negative or zero as there were decreases in Economic Profit from 2008 to 2009, 2009 to 2010 and 2010 to 2011, and the EVA Bank balances for each named executive officer was zero at December 31, 2009, 2010 and 2011, therefore each participating named executive officer did not receive a 2009, 2010 or 2011 EVA Award.

Bonuses

From time to time, special discretionary cash bonuses may be made to named executive officers based on a number of different factors, however, as discussed above, the Company generally relies on incentive-based compensation to motivate its named executive officers. Mr. Sullivan’s monthly compensation has historically included an advance of his potential EVA bonus. When his EVA Bank was exhausted, the advance of his potential bonus continued based on Mr. Sullivan’s position and responsibilities. This benefit has been provided to normalize Mr. Sullivan’s cash flow for compensation in recognition of his position, past performance and relationships with major customers. The advance will be recouped if EVA Awards are earned and paid out in the future. For fiscal year 2011, no other bonuses were awarded. These bonuses are shown in the Summary Compensation Table on page 16 of this Proxy Statement.

Stock Incentive Plan

The Compensation Committee approves grants of all stock options to named executive officers based to a lesser extent upon a subjective evaluation of their past individual contribution to the Company in relation to their job responsibilities and to a greater extent upon a subjective evaluation of their future ability to influence the Company’s long-term growth and profitability. Stock option grants are not automatically granted every year. They are granted when the Compensation Committee believes they have greater potential to positively impact employee retention. When making grant decisions, the number of stock options already held by a named executive officer is considered. The primary purpose of this component of compensation is alignment of recipient interests to stockholder interests and retention of key employees. The Compensation Committee makes the determination of the appropriate grant size with respect to the Chief Executive Officer and Chief Financial Officer. To assist the Compensation Committee in its determination, the Chief Executive Officer and the Chief Financial Officer make recommendations as to the appropriate grant size for the other named executive officers. The grant size is determined, in each case, by reference to the named executive officer’s position, job responsibilities and ability to impact the Company’s performance. Options are granted at current market values (NASDAQ’s closing price of the Company’s Class A Common Stock on the date of grant) and generally vest over a three to five year period or longer after the date of option grant. The Compensation Committee may make exceptions to its general practice with respect to the vesting of stock option grants in special cases, for example, as a means to incentivize new hires to join the Company.

In fiscal year 2011, a review of total compensation for the named executive officers was performed and the Compensation Committee determined, based on the factors discussed above, to issue new stock options to named executive officers. The amount of the option grants and vesting periods were determined primarily based on responsibilities and perceived relative future contributions to the Company. In addition to its regular grant of stock options in February 2011, the Compensation Committee awarded each of the named executive officers an additional stock option grant in November 2011, primarily for retention purposes because the relatively low stock price at the time rendered all previously granted stock options valueless.

401(k) and Profit Sharing Plan

The 401(k) and Profit Sharing Plan (the “Plan”) is a tax-qualified defined contribution plan in which all U.S.-based personnel meeting certain age and length of employment criteria are eligible to participate. Under the 401(k) portion of the Plan, the Company makes non-discretionary matching contributions in an amount equal to 33.33% of the employee contribution, subject to a maximum of $250 of eligible compensation contributed to the Plan. Under the Profit Sharing portion of the Plan, the Company may make annual discretionary profit sharing contributions in an amount determined by the Board of Directors. The named executive officers participate in the Plan and receive matching 401(k) and profit sharing contributions thereunder to the same extent as other U.S.-based personnel of the Company.

Non-Qualified Deferred Compensation

In 1997, the Company established a Deferred Compensation Plan that accepted deferrals of salaries and/or bonuses for certain named executive officers for fiscal years 1998 through 2000. Irrevocable elections relating to the deferral amounts and distribution dates were made by each participant before the beginning of each plan year. No deferrals have been accepted since the 2000 plan year and the Deferred Compensation Plan is closed to future deferrals. During the third quarter of 2011, the Company terminated its Deferred Compensation Plan with an effective date of September 30, 2011. Amounts were paid to participants in October 2011. Amounts in the account balances of the named executive officers are shown in the Non-Qualified Deferred Compensation Table on page 19 of this Proxy Statement.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with perquisites and other personal benefits that the Compensation Committee determines are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of other personal benefits provided to named executive officers.

Certain named executive officers are provided either use of a Company automobile or a car allowance. Certain named executive officers have certain insurance premiums fully paid by the Company and participate in a Medical Expense Reimbursement plan. The perquisites provided to the named executive officers during fiscal years 2009, 2010 and 2011 are shown in the Summary Compensation Table on page 16 of this Proxy Statement.

Termination Arrangements

The Company has no agreements with its named executive officers that require payments to be made upon a change-in-control of the Company, and, with the exception of the Employment Agreement, the Company has no agreements or other arrangements with its named executive officers that require payments to be made upon a termination of the named executive officer for any reason. The termination payments available to Mr. S. Nichols upon certain termination events are disclosed in the Termination Payments discussion on page 19 of this Proxy Statement.

2011 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in June 2011 under recently adopted rules. At the Company’s 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of the Company’s named executive officers, with over 99% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2011 annual advisory “say-on-pay.” The Compensation Committee also considers numerous other factors in evaluating the Company’s executive compensation program as discussed in this Compensation Discussion and Analysis. While each of these factors informed the Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not implement changes to the Company’s executive compensation program as a result of the stockholder advisory vote.

As to the frequency of advisory votes on executive compensation, the Board of Directors has determined in consideration of the stockholder vote on the frequency proposal at the 2011 Annual Meeting of Stockholders that the Company will seek advisory approval of the Company’s executive compensation every three years. As such, the next such advisory vote will be at the 2014 Annual Meeting of Stockholders.

Tax Implications

The Compensation Committee intends to design the Company’s compensation programs to conform with Section 162(m) of the Internal Revenue Code and related regulations so that total compensation paid to its named executive officers will not exceed $1,000,000 in any one year, except for compensation payments that qualify as “performance-based.” However, the Company may pay compensation which is not deductible in limited circumstances when the Compensation Committee or the Board of Directors determines it is in the best interests of the Company to do so.

FISCAL YEARS 2009, 2010 AND 2011 SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during the years ended December 31, 2009, 2010 and 2011 to the individuals set forth below, who are referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Steven Nichols	2011	$937,267	$—	$196,136	$—	$87,977	$42,274	$1,263,654
President and Chief Executive Officer	2010	961,299	—	7,303	—	115,583	41,557	1,125,742
	2009	961,299	—	107,688	—	135,409	47,535	1,251,931
Lee Green	2011	211,574	—	18,599	—	—	9,555	239,728
Corporate Counsel	2010	211,574	—	7,303	—	—	8,684	227,561
	2009	211,574	—	19,681	—	—	9,132	240,387
David Nichols	2011	287,621	—	67,412	—	—	8,971	364,004
Executive Vice President	2010	294,996	—	7,303	—	—	8,059	310,358
	2009	294,996	—	538,437	—	—	8,716	842,149
George Powlick	2011	305,623	—	67,412	—	62,005	15,507	450,547
Vice President of Finance, Chief Financial Officer, Chief Administrative Officer and Secretary	2010	313,459	—	7,303	—	79,700	14,641	415,103
	2009	313,459	—	215,373	—	87,162	10,171	626,165

Brian Sullivan	2011	207,571	25,946	7,130	—	6,721	18,154	265,522
Vice President—National Accounts	2010	207,571	25,946	10,954	—	8,830	17,457	270,758
	2009	207,571	25,946	26,242	—	10,345	18,260	288,364

(1)	Represents discretionary bonus paid during the years ended December 31, 2011, 2010 and 2009.

(2)

Represents the aggregate grant date fair value of stock option awards for the years ended December 31, 2011, 2010 and 2009 calculated in accordance with Accounting Standards Codification (“ASC”) No. 718, “Compensation—Stock Compensation,” which is discussed in the Company’s Annual Report on Form 10-K filed on February 17, 2012. The relevant assumptions used in this valuation are based on the following:

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
March 9, 2009	4	47.7	1.6	—
March 9, 2009	7	43.8	2.2	—
March 2, 2010	6	44.9	2.7	—
February 17, 2011	6	47.0	2.7	—
September 14, 2011	6	50.3	1.5	—
November 15, 2011	6	53.9	1.2	—

(3)

Represents the EVA Award. There were no payments of EVA Awards for the years ended December 31, 2011, 2010 and 2009 to the named executive officers. The balances in the EVA Bank accounts at the end of 2011, 2010 and 2009 were zero for all of the named executive officers.

(4)

Represents above-market interest earned on deferred compensation. The interest rate earned on deferred compensation is discretionary and is determined by Mr. S. Nichols and was 7% for Messrs. S. Nichols and Sullivan and 8% for Mr. Powlick for the year ended December 31, 2011, 8% for Messrs. S. Nichols and Sullivan and 9% for Mr. Powlick for the year ended December 31, 2010 and 9% for Messrs. S. Nichols and Sullivan and 10% for Mr. Powlick for the year ended December 31, 2009. During the third quarter of 2011, the Company terminated its Deferred Compensation Plan, effective September 30, 2011.

(5)	All other compensation consists of the following:

Name	Year	Profit Sharing Contribution ($)	401(k) Matching Contribution ($)	Medical Insurance Premiums ($)	Medical Expense Reimbursement ($)	Term Life and Disability Insurance Premiums ($)	Company- Provided Automobile or Automobile Allowance ($)	Total All Other Compensation ($)
Steven Nichols	2011	$775	$250	$16,248	$5,500	$17,513	$1,988	$42,274
	2010	308	250	15,989	5,500	17,513	1,997	41,557
	2009	1,866	250	15,421	5,500	22,188	2,310	47,535
Lee Green	2011	640	250	4,916	2,700	1,049	—	9,555
	2010	254	250	4,431	2,700	1,049	—	8,684
	2009	1,557	250	3,576	2,700	1,049	—	9,132
David Nichols	2011	775	250	7,946	—	—	—	8,971
	2010	308	250	7,501	—	—	—	8,059
	2009	1,866	250	6,600	—	—	—	8,716
George Powlick	2011	775	—	1,649	5,500	7,583	—	15,507
	2010	308	250	1,792	5,500	6,791	—	14,641
	2009	1,866	250	1,419	5,500	1,136	—	10,171
Brian Sullivan	2011	729	250	4,775	4,000	—	8,400	18,154
	2010	286	250	4,521	4,000	—	8,400	17,457
	2009	1,673	250	3,937	4,000	—	8,400	18,260

FISCAL YEAR 2011 GRANTS OF PLAN BASED AWARDS

The following table sets forth information with respect to the Company’s EVA Incentive Program and equity-based awards to purchase the Company’s Class A Common Stock granted during the year ended December 31, 2011 pursuant to the Company’s 2009 Stock Incentive Plan to the named executive officers. Actual payments under the EVA Incentive Program for the year ended December 31, 2011 were zero as shown on the Summary Compensation Table on page 16 of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Option Awards Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Grant Date	Target ($) (2)	Maximum ($) (3)	(#)	($/Share)	($) (4)
Steven Nichols (5)		$562,360	$1,124,720	—	$—	$—
	2/17/2011	—	—	50,000	9.98	162,430
	11/15/2011	—	—	50,000	2.87	33,706
Lee Green (5)		42,315	84,630	—	—	—
	2/17/2011	—	—	2,000	9.98	6,413
	9/14/2011	—	—	2,500	5.12	3,759
	11/15/2011	—	—	12,500	2.87	8,427
David Nichols (5)		115,048	230,096	—	—	—
	11/15/2011	—	—	100,000	2.87	67,412
George Powlick (5)		152,811	305,622	—	—	—
	11/15/2011	—	—	100,000	2.87	67,412
Brian Sullivan (6)		62,271	124,542	—	—	—
	9/14/2011	—	—	2,500	5.12	3,759
	11/15/2011	—	—	5,000	2.87	3,371

(1)

The information presented relates to the Company’s EVA Incentive Program discussed on pages 13 and 14 of this Proxy Statement. The EVA Incentive Program does not have a threshold, but rather, is based on a continuous scale according to which the payout can be zero. Accordingly, no threshold column is shown.

(2)

Each named executive officer participating in the EVA Incentive Program has a bonus target which is a percentage of current salary (the percentages for the named executive officers are as follows: Messrs. S. Nichols—60%, Green—20%, D. Nichols—40%, Powlick—50% and Sullivan—30%).

(3)	This represents the maximum amount that can be paid out in any given year, equal to two times the Bonus Target.

(4)

Represents the grant date fair value of stock option awards for the year ended December 31, 2011 calculated in accordance with ASC No. 718, which is discussed in the Company’s Annual Report on Form 10-K filed on February 17, 2012.

(5)	The EVA Improvement Target is $2,500,000 and the EVA Interval is $4,000,000.

(6)	The EVA Improvement Target is $1,500,000 and the EVA Interval is $4,000,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2011

The following table sets forth information with respect to option awards, granted under the 1999 and 2009 Stock Incentive Plans, held by the named executive officers as of December 31, 2011.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date (2)
Steven Nichols	8/02/2004 3/04/2008 3/09/2009 3/02/2010 2/17/2011 11/15/2011	50,000 13,334 50,000 — — —	— 26,666 — 2,000 50,000 50,000	$16.18 12.19 7.17 9.90 9.98 2.87	8/02/2014 3/04/2018 3/09/2019 3/02/2020 2/17/2021 11/15/2021	(3) (3) (4) (3)
Lee Green	7/25/2002 1/09/2003 4/03/2003 5/06/2004 3/04/2008 3/09/2009 3/02/2010 2/17/2011 9/14/2011 11/15/2011	4,000 4,000 4,000 2,000 — — — — — —	— — — 2,000 5,000 7,500 2,000 2,000 2,500 12,500	6.93 9.17 10.85 12.19 12.19 6.52 9.90 9.98 5.12 2.87	7/25/2012 1/09/2013 4/03/2013 5/06/2014 3/04/2018 3/09/2019 3/02/2020 2/17/2021 9/14/2021 11/15/2021	(7) (5) (3) (3) (3) (3) (3)
David Nichols	2/13/2002 7/25/2002 7/25/2003 3/04/2008 3/09/2009 3/02/2010 11/15/2011	12,000 10,000 40,000 10,000 250,000 — —	— — — 20,000 — 2,000 100,000	6.56 6.93 15.62 12.19 7.17 9.90 2.87	2/13/2012 7/25/2012 7/25/2013 3/04/2018 3/09/2019 3/02/2020 11/15/2021	(3) (3) (3)
George Powlick	7/25/2003 5/06/2004 9/27/2004 3/04/2008 3/09/2009 3/02/2010 11/15/2011	40,000 5,000 40,000 — 100,000 — —	— — — 30,000 — 2,000 100,000	15.62 17.26 17.01 12.19 7.17 9.90 2.87	7/25/2013 5/06/2014 9/27/2014 3/04/2018 3/09/2019 3/02/2020 11/15/2021	(6) (3) (3)
Brian Sullivan	7/25/2002 1/09/2003 8/12/2003 3/04/2008 3/09/2009 3/02/2010 9/14/2011 11/15/2011	4,000 4,000 6,000 — — — — —	— — — 6,000 10,000 3,000 2,500 5,000	6.93 9.17 12.19 12.19 6.52 9.90 5.12 2.87	7/25/2012 1/09/2013 8/12/2013 3/04/2018 3/09/2019 3/02/2020 9/14/2021 11/15/2021	(5) (3) (3) (3) (3)

(1)

The option exercise price is equal to the NASDAQ closing price of the Company’s Class A Common Stock on the grant date. However, the option exercise price of certain options were reduced as a result of the March 4, 2008 repricing to $14.19 and for all stock options granted prior to December 24, 2008, all option exercise prices were reduced by $2.00 on December 24, 2008 under the terms of the anti-dilution provisions of the Company’s 1999 Stock Incentive Plan.

(2)	Options expire ten years from date of grant. Options generally vest over a certain period of time from the date of grant, unless otherwise noted.

(3)	Options vest one-third at three, four and five years from grant date.

(4)	Options vest one third at three, four and five years from January 1, 2011.

(5)	Options vest one-third at four, five and six years from grant date.

(6)	Options vest one-third at five, six and seven years from grant date.

(7)	Options vest 50% at seven and eight years from grant date.

FISCAL YEAR 2011 OPTION EXERCISES

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2011 by the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Steven Nichols	—	$—
Lee Green	4,000	4,586
David Nichols	83,499	485,967
George Powlick	40,000	124,444
Brian Sullivan	—	—

(1)

Represents the difference between the aggregate strike price of the option and the fair market value of the Company’s Class A Common Stock purchased upon exercise, using a broker-executed trade on the open market.

FISCAL YEAR 2011 NON-QUALIFIED DEFERRED COMPENSATION

The following table reflects the activity during the year ended December 31, 2011 and the ending balances at December 31, 2011 for the Deferred Compensation Plan.

Name	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at Last Fiscal Year End ($)
Steven Nichols	$236,136	$4,785,306	$—
Lee Green (3)	—	—	—
David Nichols (3)	—	—	—
George Powlick	137,484	2,457,814	—
Brian Sullivan	18,040	365,581	—

(1)

Amount includes the above-market interest (see discussion on page 16 of this Proxy Statement) earned on deferred compensation, which is also disclosed in the Summary Compensation Table on page 16 of this Proxy Statement. The interest rate earned on deferred compensation is discretionary and is determined by Mr. S. Nichols and was 7% for Messrs. S. Nichols and Sullivan and 8% for Mr. Powlick for the year ended December 31, 2011, 8% for Messrs. S. Nichols and Sullivan and 9% for Mr. Powlick for the year ended December 31, 2010 and 9% for Messrs. S. Nichols and Sullivan and 10% for Mr. Powlick for the year ended December 31, 2009.

(2)	During the third quarter of 2011, the Company terminated its deferred compensation plan with an effective date of September 30, 2011.

(3)	Messrs. Green and D. Nichols did not participate in the Deferred Compensation Plan.

TERMINATION PAYMENTS

Upon certain termination events, Mr. S. Nichols may be entitled to payments in accordance with his Employment Agreement as follows:

•

If Mr. S. Nichols’ employment is terminated by reason of his death, then the Company shall pay to his beneficiaries an amount equal to one year of Mr. S. Nichols’ current salary and an EVA Award for the year of death.

•	If Mr. S. Nichols’ employment is terminated by reason of his incapacity, Mr. S. Nichols will receive an amount equal to one year of his current salary and an EVA Award in the first year of incapacity.

•

If Mr. S. Nichols’ employment is terminated for good reason (either (A) any removal of Mr. S. Nichols from his position as President, Chief Executive Officer and Chairman of the Board, except in connection with termination of Mr. S. Nichols’ employment for cause, as defined below, or (B) a reduction in Mr. S. Nichols’ salary or other willful action by the Company which is materially inconsistent with the terms of the Employment Agreement) the Company will pay to Mr. S. Nichols an amount equal to Mr. S. Nichols’ annual salary and EVA Awards that Mr. S. Nichols would have received from the termination date through December 31, 2015.

•

If Mr. S. Nichols’ employment is terminated for cause (either (A) material failure, refusal or gross neglect to perform and discharge his duties or responsibilities, willful action that is materially inconsistent with the terms of the Employment Agreement or a material breach of fiduciary duties, (B) gross and willful misconduct that is materially injurious to the Company or (C) conviction of a felony involving personal dishonesty unless such conviction is reversed in any final appeal) the Company shall pay his full salary through the termination date.

At his current salary and EVA Award level, if Mr. S. Nichols was terminated by his death or incapacity, the termination amount would be equal to $937,267, or 12 monthly payments of $78,106. If Mr. S. Nichols was terminated for good reason, the termination amount would be equal to $3,921,173, or 48 monthly payments of $81,691. If terminated for cause, Mr. S. Nichols would be entitled to a pro-rata portion of his salary until the date of termination.

The Company has no agreements with its named executive officers that require payments to be made upon a change-in-control of the Company, and, with the exception of the Employment Agreement, the Company has no agreements or other arrangements with its named executive officers that require payments to be made upon a termination of a named executive officer for any reason.

FISCAL YEAR 2011 DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, the Company considers the amount of time that Directors spend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. The Company reviews the level of non-employee director compensation on a periodic basis based on a number of different factors, including publicly available information describing director compensation within the footwear industry with particular focus on the industry leader, Nike. As discussed above in the section “Stock Ownership and Corporate Governance Guidelines,” it is recommend that each director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for that fiscal year. At December 31, 2011, none of the non-employee directors met this recommended guideline as a result of a significant decline in the Company’s Class A Common Stock price. Employee directors receive no additional compensation for their services as a director.

Remuneration of Directors

During fiscal year 2011, all non-employee directors were paid the following for services on the Board of Directors and its committees:

	Annual Retainer	Regular Quarterly Meeting
Board of Directors	$20,000	$1,600
Lead director	—	800
Audit Committee	3,200	800
Audit Committee Chairman	8,000	—
Compensation Committee	1,600	—
Governance Committee	2,400	—

During fiscal year 2011, the Board of Directors voluntarily reduced their remuneration for service on the Board and its committees by 20% from fiscal year 2010 remuneration in an effort to further enhance the Company’s efforts to limit expenses. All non-employee directors were reimbursed for necessary expenses for attending these meetings.

Stock Option Program

Under the 2009 Stock Incentive Plan, the Company may grant stock options to non-employee directors. On November 15, 2011, each of Messrs. Feldman, Fine and Louie received an option grant with respect to 50,000 shares of the Company’s Class A Common Stock. These options vest one-third at three, four and five years from grant date.

FISCAL YEAR 2011 DIRECTOR COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during the year ended December 31, 2011 to each member of the Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($) (2)	Total ($)
Lawrence Feldman	$48,000	(3)	$33,705	$81,705
Stephen Fine	36,800	(4)	33,705	70,505
Mark Louie	36,800	(5)	33,705	70,505

(1)

Messrs. S. Nichols and Powlick, both directors of the Company, have been omitted from this table since they receive no compensation for their services as directors. The compensation received by Messrs. S. Nichols and Powlick as employees of the Company is shown in the Summary Compensation Table on page 16 of this Proxy Statement.

(2)	At December 31, 2011, each Director had the following number of options outstanding: Mr. Feldman—71,000; Mr. Fine—71,000 and Mr. Louie—71,000.

(3)	Mr. Feldman is the Chairman of the Audit Committee and Governance Committee and is also a member of the Compensation Committee.

(4)	Mr. Fine is the Chairman of the Compensation Committee and is also a member of the Audit Committee and the Governance Committee.

(5)	Mr. Louie is a member of the Audit Committee, Compensation Committee and Governance Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of K•Swiss are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2011:

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders (1)	3,228,929	$7.95	1,637,350
Equity compensation plans not approved by stockholders	—	—	—

Total	3,228,929	$7.95	1,637,350

(1)	Consists of securities remaining available for future issuance under the Company’s 2009 Stock Incentive Plan.

BOARD OF DIRECTORS COMMITTEES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee (“Governance Committee”), which is available on K•Swiss’ website at www.kswiss.com. The purpose of the Governance Committee, among other things, is to identify individuals qualified to become the directors elected by the holders of Class A Common Stock (consistent with criteria approved by the Board of Directors), recommend to the Board of Directors director candidates to be elected by the holders of Class A Common Stock for election at the annual meeting of stockholders, develop and recommend to the Board of Directors a set of corporate governance principles and perform a leadership role in shaping the Company’s corporate governance.

The Governance Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside counsel, experts and other advisors as the Governance Committee deems appropriate to assist it in the performance of its functions.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies of the directors to be elected by the holders of Class A Common Stock are anticipated, or otherwise arise, the Governance Committee considers various potential candidates to fill such vacancies. Candidates may come to the attention of the Governance Committee through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board of Directors considers properly submitted stockholder nominations for candidacy.

In evaluating stockholder nominations, like all nominations, the Governance Committee considers a variety of criteria, including independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. While the Governance Committee does not have a formal policy with respect to diversity, it also considers the diversity of the Board when considering director nominees. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board of Director membership and should be addressed to the Corporate Governance and Nominating Committee, c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Stockholder nominations must be proposed in accordance with the Company’s Second Amended and Restated Bylaws. Following verification of the stockholder status of persons recommending candidates to the Governance Committee, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee.

Corporate Governance and Nominating Committee

Lawrence Feldman, Chairman

Stephen Fine

Mark Louie

Dated: April 9, 2012

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2011 as required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, with management, and based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Stock Option Committee

Stephen Fine, Chairman

Lawrence Feldman

Mark Louie

Dated: April 9, 2012

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, Messrs. Feldman, Fine and Louie comprised the Compensation Committee and each are “independent” and have never served as a present or former employee of the Company. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of another company that has one or more executive officers serving on the Company’s Compensation Committee.

AUDIT COMMITTEE REPORT

The Board of Directors has adopted a written charter for the Audit Committee, which is available on K•Swiss’ website at www.kswiss.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee also considered whether the non-audit services provided by its independent registered public accounting firm during the last fiscal year were compatible with maintaining the accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Feldman, Chairman

Stephen Fine

Mark Louie

Dated: April 9, 2012

CODE OF ETHICS

The Company has adopted a “Code of Ethics,” which is applicable to the Company’s directors, the chief executive officer and senior financial officers, including the chief financial officer and principal accounting officer. The Company has also adopted a “Code of Ethics” which is applicable to directors, officers and employees. Both “Codes of Ethics” are available on K•Swiss’ website at www.kswiss.com. The Company intends to post amendments to or waivers under the Codes of Ethics at this location on its website. Upon written request, the Company will provide a copy of the “Codes of Ethics” free of charge. Requests should be directed to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary.

CERTAIN TRANSACTIONS

David Nichols, Executive Vice President, is the son of Steven Nichols, President, Chief Executive Officer and Chairman of the Board of Directors of the Company. David Nichols has held various other positions with the Company since joining the Company in November 1995, including Executive Vice President of K•Swiss Sales Corp., President of K•Swiss Europe BV and President of K•Swiss Direct Inc.

Steven Nichols is the Chairman of the Board, President and sole member of the 324 Foundation, a California nonprofit public benefit corporation, which makes contributions to Section 501(c)(3) educational and charitable organizations. George Powlick and David Nichols, are also directors of the 324 Foundation. K•Swiss did not contribute to the 324 Foundation for the years ended December 31, 2009, 2010 and 2011.

RELATED PARTY TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions and adopted, in February 2007, the Company’s “Related Party Transaction Policies and Procedures” (the “Policy”). The Board of Directors has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify (as applicable) any transaction with a related party in which the aggregate amount involved is expected to be less than $100,000. Pursuant to the Policy, a summary of each new transaction pre-approved by the Chairman of the Audit Committee is required to be provided to the Audit Committee for review at its next regularly scheduled meeting. Under the Policy, for transactions with a related party in which the aggregate amount involved is expected to exceed $100,000, the Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director is permitted to participate in any discussion or approval of a transaction for which the director is a related party, except that such director is required to provide all material information concerning the transaction to the Audit Committee. During fiscal year 2011, there were no related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file with the Securities and Exchange Commission and the Company reports of ownership and changes in beneficial ownership of their equity securities of the Company on Form 3, Form 4 and Form 5, as appropriate. Based solely upon the Company’s review of the information received, the Company believes that, during the year ended December 31, 2011, all persons complied with such filing requirements on a timely basis.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2013 proxy statement. These stockholder proposals must be submitted in writing, along with proof of ownership of the Company’s stock in accordance with Rule 14a-8(b)(2) of the Exchange Act, to the Secretary of the Company at the address set forth on the first page of this Proxy Statement no later than December 21, 2012. The submission of a stockholder proposal does not guarantee that the Company will include it in its proxy statement.

In addition, under the Company’s Second Amended and Restated Bylaws, any stockholder intending to nominate a candidate for election to the Board of Directors or to propose any business at the Company’s 2013 Annual Meeting of Stockholders, other than proposals to be presented under Rule 14a-8, must give advance written notice to the Company’s Secretary. The Secretary must receive such notice at the address noted above not less than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, if the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, the notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the first public announcement by the Company of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the matters listed in this Proxy Statement to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

The Annual Report of the Company for the year ended December 31, 2011, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 9, 2012. The Company will deliver only one Proxy Statement and accompanying Annual Report to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and accompanying Annual Report to a stockholder at a shared address to which a single copy of such documents are delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth below or at (818) 706-5100. Similarly, stockholders sharing an address who are receiving multiple copies of the Proxy Statement and accompanying Annual Report may request delivery of a single copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth below or at (818) 706-5100.

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary to receive a copy.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 20, 2012

PROXY	K-SWISS INC.	PROXY
Class A Common Stock
Proxy for Annual Meeting of Stockholders, June 5, 2012

The Proxy Statement and Annual Report to Stockholders are available at

www.kswiss.com/customerservice/investor-relations

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on June 5, 2012 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2012 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on June 5, 2012, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be marked, dated and signed, on the other side.)

COMPUTERSHARE LLC P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▼  DETACH PROXY CARD HERE  ▼

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

Nominees: Stephen Fine, Mark Louie
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)	To change your address, please mark this box.	☐
	To include any comments, please mark this box.	☐

*Exceptions

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

FOR	☐	AGAINST	☐	ABSTAIN	☐

Note:	Please sign as name appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here

PROXY	K-SWISS INC. Class B Common Stock Proxy for Annual Meeting of Stockholders, June 5, 2012	PROXY

The Proxy Statement and Annual Report to Stockholders are available at

www.kswiss.com/customerservice/investor-relations

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on June 5, 2012 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2012 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on June 5, 2012, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be marked, dated and signed, on the other side.)

K-SWISS INC.
ATTN: KIMBERLY SCULLY
31248 OAK CREST DRIVE
WESTLAKE VILLAGE, CA 91361-4643

▼ DETACH PROXY CARD HERE  ▼

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

Nominees: Steven Nichols, George Powlick, Lawrence Feldman
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)	To change your address, please mark this box.	☐
	To include any comments, please mark this box.	☐

*Exceptions

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

FOR	☐	AGAINST	☐	ABSTAIN	☐

Note:	Please sign as name appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here